UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: March 28, 2007

(Date of earliest event reported)

AmericanWest Bancorporation

(Exact Name of Registrant as Specified in Its Charter)

Washington	0-18561	91-1259511
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

41 West Riverside Avenue, Suite 400

Spokane, WA 99201

(address of Principal Executive Offices)(Zip Code)

(509) 467-6993

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2007, the shareholders of AmericanWest Bancorporation (the “Company”) approved two proposed amendments to the Company’s Articles of Incorporation. The first approved proposal increased the number of authorized shares of the Company’s common stock from 15 million to 50 million shares. The second approved proposal amended the Articles of Incorporation to require a majority vote of outstanding shares for approval of future mergers rather than a two-thirds supermajority vote. This amendment did not apply to the merger with Far West Bancorporation (“Far West”), which was approved by the Company’s shareholders on March 27, 2007.

Section 7 - Regulation FD

On March 28, 2007, the Company issued a press release announcing the receipt of required shareholder approvals for the proposed merger with Far West. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1       PRESS RELEASE

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

AmericanWest Bancorporation
(Registrant)

Dated: March 28, 2007	By:	/s/ Patrick J. Rusnak
Patrick J. Rusnak
Chief Operating Officer